As filed with the Securities and Exchange Commission on October 7, 1997
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               MARKET FACTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                          36-2061602
  (State of Incorporation)                               (I.R.S. Employer
                                                      Identification Number)

          3040 West Salt Creek Lane, Arlington Heights, Illinois 60005 (Address, including Zip Code, of Registrant's Principal Executive Offices)


                       Market Facts, Inc. 1996 Stock Plan
                            (Full Title of the Plan)

                              Timothy J. Sullivan
                            Chief Financial Officer
                               Market Facts, Inc.
                           3040 West Salt Creek Lane
                       Arlington Heights, Illinois 60005
                                 (847) 590-7000
           (Name, Address, and Telephone Number of Agent For Service)

                                   Copies to:

                              Janet O. Love, Esq.
                             Lord, Bissell & Brook
                            115 South LaSalle Street
                            Chicago, Illinois 60603
                                 (312) 443-0700
                  ____________________________________________

                        CALCULATION OF REGISTRATION FEE

                         Amount              Proposed maximum     Proposed maximum
Title of securities      to be               offering price       aggregate          Amount of
to be registered         registered(1)(2)    per share            offering price     registration fee
--------------------------------------------------------------------------------------------------------
Common Stock             1,000,000           $22.875(3)           $22,875,000(3)     $6,932(3)
--------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Common Stock of the Company that may be issued hereunder.

(2) Together with an indeterminant number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Company.

(3) Estimated pursuant to Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on October 2, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997;

     3.   The Registrant's Current Report on Form 8-K dated July 31, 1997; and

     4. The description of the shares of the Registrant's Common Stock, $1.00 par value per share, contained in the Registrant's Form 8-A dated April 30, 1970, Registration Statement No. M181500, registering such shares pursuant to Section 12 of the Securities Exchange Act of 1934 including any amendment or report updating such description.

     In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any subsequently furnished appendix to this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Wesley S. Walton, Secretary of the Company, is a member of Lord, Bissell & Brook, the law firm that serves as corporate counsel to the Company. As of September 15, 1997, Mr. Walton beneficially owned 56,000 shares of Common Stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Company's Restated Certificate of Incorporation and By-Laws provide that the Company shall indemnify any director or officer of the Company who is made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding to the fullest extent permitted by Delaware General Corporation Law against expenses (including judgments, fines and certain settlements) actually and reasonably incurred.

     Section 145 of the Delaware General Corporation Law grants companies broad powers to indemnify its directors and officers against liabilities that they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended.

     The Company entered into Indemnification Agreements with its directors (collectively, the "Indemnification Agreements"). Pursuant to the Indemnification Agreements, the Company agreed to indemnify each director against any and all expenses (including attorneys' fees and disbursements), judgments, fines, amounts paid in settlement and any other liabilities incurred by reason of the fact that such person was or is a director, officer, employee or agent of the Company, to the fullest extent permitted by Delaware General Corporation Law. In addition, the Company agreed to advance to each director any and all expenses incurred by him (i) in defending any suit or other proceeding to which the director is, or is threatened to be made a party due to the fact that he is or was a director, officer, employee or agent of the Company or (ii) in prosecuting any suit or other proceeding to enforce his rights under the Indemnification Agreement. The advancement of expenses will be made within twenty (20) days after the Company receives a statement reasonably detailing all expenses and an undertaking by the director or on the director's behalf to repay such advancement of expenses if it is ultimately determined by a final judicial decision from which there is no further right to appeal that the director is not entitled to be indemnified for the expenses under the Indemnification Agreement or otherwise.

     This indemnification and advancement of expenses inures to the benefit of each director's heirs and legal representatives. In addition, the rights granted pursuant to the Indemnification Agreements will continue to be valid, binding and enforceable after the individual has ceased to be a director, officer, employee or agent of the Company. The Indemnification Agreements do not limit any rights to which the directors are entitled under Delaware law, the Company's Certificate of Incorporation Bylaws, or otherwise. The burden of proof of establishing that any director is not entitled to indemnification because of a failure to fulfill any legal requirement shall be on the Company.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

     See the Index to Exhibits immediately following the signature page.

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

     A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employment benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Arlington Heights, State of Illinois, on October 2, 1997.

                                    MARKET FACTS, INC.


                                    By: /s/ Thomas H. Payne
                                       --------------------
                                    Name:  Thomas H. Payne
                                    Its:  Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy J. Sullivan and Wesley S. Walton or either of them with power to act without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


NAME AND CAPACITY                                DATE
-----------------                                ----



/s/ Thomas H. Payne                              October 1, 1997
--------------------------------------------
Thomas H. Payne, Chief Executive Officer
and Director (Principal Executive Officer)



/s/ Timothy J. Sullivan                          October 2, 1997
--------------------------------------------
Timothy J. Sullivan, Chief Financial Officer
Senior Vice President, Treasurer, Assistant
Secretary and Director (Principal Financial
Officer)

/s/ Anthony J. Solarz                                          October 2, 1997
-----------------------------------------
Anthony J. Solarz, Controller
(Principal Accounting Officer)



/s/ William W. Boyd                                            October 1, 1997
-----------------------------------------
William W. Boyd, Director



/s/ Verne B. Churchill                                         October 1, 1997
-----------------------------------------
Verne B. Churchill, Chairman of the Board
and Director



/s/ Lawrence W. Labash                                         October 2, 1997
-----------------------------------------
Lawrence W. Labash, Senior Vice President
and Director



/s/ Jeffery A. Oyster                                          October 2, 1997
-----------------------------------------
Jeffery A. Oyster, Director



/s/ Karen E. Predow                                            October 2, 1997
-----------------------------------------
Karen E. Predow, Director



/s/ Sanford M. Schwartz                                        October 2, 1997
-----------------------------------------
Sanford M. Schwartz, Executive Vice
President, President of Market Facts -
New York, Inc. and Director



/s/ Ned L. Sherwood                                            October 2, 1997
-----------------------------------------
Ned L. Sherwood, Director



/s/ Jack R. Wentworth                                          October 1, 1997
-----------------------------------------
Jack R. Wentworth, Director

                               INDEX TO EXHIBITS


Exhibit
No.         Description
---------   -----------

    4.1 Article Fourth of the Company's Restated Certificate of Incorporation (1), as amended (2)

    4.2     Rights Agreement dated July 26, 1989 between the
            Registrant and First Chicago Trust Company of
            New York, as amended (3)

    4.3     Certificate of Designation, Preferences and Rights of
            Series B Preferred Stock (4)

    4.4     Market Facts, Inc. 1996 Stock Plan (5)

    5       Opinion of Lord, Bissell & Brook (filed herewith)

   23.1     Consent of KPMG Peat Marwick LLP (filed herewith)

   23.2     Consent of Lord, Bissell & Brook (included in Exhibit
            5 above)

   24 Power of Attorney of certain officers and directors of the Company (included on the signature page)

____________________

(1) Exhibit is incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

(2) Exhibit is incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(3) Exhibit is incorporated by reference to the Registrant's Form 8-A dated July 3, 1996.

(4) Exhibit is incorporated by reference to Exhibit No. 99(c)(4) of the Registrant's Schedule 13E-4 dated June 11, 1996.

(5) Exhibit is incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.